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                                                                     Exhibit 4.1


                                 RES-CARE, INC.
                             1998 OMNIBUS STOCK PLAN


1.       ESTABLISHMENT, PURCHASE AND TYPES OF AWARDS

         Res-Care, Inc. (the "Company") hereby establishes the Res-Care, Inc. 1998 OMNIBUS STOCK PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

         The Plan permits the granting of stock options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.       DEFINITIONS

         Under this Plan, except where the context otherwise indicates, the following definitions apply:

         (a) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award or performance award.

         (b) "Board" shall mean the Board of Directors of the Company.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (d) "Common Stock" shall mean shares of common stock of the Company at no par value.

         (e) "Company" shall mean Res-Care, Inc.

         (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (g) "Fair Market Value" as of any given date with respect to any Awards granted hereunder shall be determined in good faith by the Board as of the date the respective Awards are granted.

         (h) "Grant Agreement" shall mean a written document memorializing the terms and


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conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

         (i) "Related Entities" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

         (j) "Ten Percent Shareholder" shall mean an employee who owns ten percent (10%) or more of the Common Stock as such amount is calculated for purposes of Section 422(b)(6) of the Code.

3.       EFFECTIVE DATE; TERMINATION DATE

         The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

4.       ADMINISTRATION

         (a) Administration of Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

         (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

                  The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 8(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change


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the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

                  The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable. The Administrator may correct any defect, supply an omission or reconcile any inconsistency in the Plan, or in any granted Award, in the manner and to the extent it shall deem necessary to carry it into effect.

         (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         (e) Indemnification. To the maximum extent permitted by law and by the Company's Articles of Incorporation and Bylaws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

         (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company, and their respective successors in interest.

5.       SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

         Subject to adjustments as provided in Section 8(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 750,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan subject to adjustments as provided in Section 8(d) of the Plan. The number of shares of Common Stock available for grants of Awards under the Plan shall be


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decreased by the sum of the number of shares with respect to which Awards have been granted and are then outstanding and the number of shares issued upon exercise of Award. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code Section 422.

         Subject to adjustments as provided in Section 8(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual shall be limited to 75,000. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or cancelled.

6.       PARTICIPATION

         Participation in the Plan shall be open to all employees, officers, and directors of the Company and the Related Entities as may be selected by the Administrator from time to time.

7.       AWARDS

         The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards.

         All Awards granted under the Plan shall be evidenced by agreements which shall be subject to the applicable provisions of the Plan, and such other provisions as the Board may in its discretion adopt. If the issuance of an Award is evidenced by a written agreement (including but not limited to an employment agreement), the terms and restrictions relating to such Award as set forth in each written agreement shall, to the extent inconsistent with any of the foregoing, be controlling. In the absence of such an agreement or any such inconsistent provision, the provisions of the Plan shall control.

         (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code Section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company and Related Entities. Options intended to qualify as incentive stock options under Code Section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, provided, however, that the exercise price for Options granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value on the date of the grant. Nonqualified stock options may be granted with an exercise price less than Fair


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Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock options.

             Each Option shall expire on such date as the Administrator shall determine, but not later than the tenth anniversary of the date of the grant (not later than the fifth anniversary in the case of Options granted to a Ten Percent Shareholder which are intended to be incentive stock options), and shall be subject to earlier termination as provided in the Grant Agreement.

         (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares of whether such fractional shares shall be eliminated.

         (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted Stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Stock Award may be paid in Common Stock, in cash or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

         (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

         (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals


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established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company as a whole, over such performance period as the Administrator may designate.

8.       MISCELLANEOUS

         (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of any Award. In the event that payment to the Company of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

         (b) Loans. The Company may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

         (c) Transferability. Except as otherwise determined by the Administrator, no Award granted under the Plan shall be transferrable by a grantee except to members of the grantee's family or to trusts for the benefit of family members or by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee only by the grantee, the grantee's duly appointed guardian or legal representative or the family member(s) or trustee of the trust to whom an Award has been transferred as permitted under the Plan.

         (d) Adjustments; Business Combinations. In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 5 of the Plan and to the number, kind and price of shares covered by Awards granted, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in Awards, including but not limited to reducing the number of shares subject to Awards in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to Awards as the Administrator shall, it its sole discretion, determine to be necessary or appropriate.

             Notwithstanding anything in the Plan to the contrary and without the consent of the holders of Awards, the Administrator, in its sole discretion, may make any modifications to any


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Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling-of-interests transaction for accounting purposes under generally accepted accounting principles.

             The Administrator is authorized to make, in its sole discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         (e) Tender Offer, Exchange or Sale. In the event that (i) any person other than the Company shall acquire more than 30% of the Common Stock through a tender offer, exchange offer or otherwise; or (ii) if the Company shall be a party to a binding agreement to any merger, consolidation or reorganization in which any person acquires, beneficially or of record, more than 30% of such stock; or (iii) there shall be a sale of all or substantially all of the assets of the Company; or (iv) the persons who were directors of the Company immediately before a transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; then (x) the option or award shall immediately vest and be exercisable, and (y) any outstanding Award held by a grantee shall be entitled to receive in lieu of exercise of such Award, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such Award, or portion thereof, and (A) in the case of an event covered by (i) above, the final offer price per share paid for Common Stock, or such lower price as the Board may determine is necessary to preserve an Option's ISO status, multiplied by the number of shares of Common Stock covered by the Award or portion thereof, or (B) in the case of an event covered by (ii), (iii), or
(iv) above, the aggregate Fair Market Value of the shares covered by the Award, as determined by the Board at such time. The Administrator shall have the discretion to revoke or limit the acceleration of exercisability provided for herein at any time before and within 20 business days following the Effective Date or Approval Date (as hereafter defined). The Effective Date shall mean the date on which a change of control occurs. The Approval Date shall mean the date of approval of a transaction described herein by the Board of Directors.

             Any payment which the Company is required to make under this
Section 8(e) shall be made within fifteen business days following the event which results in the Grantee's right to such payment.

         (f) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind of a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person


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acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

         (g) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of Kentucky, without regard to its conflict of laws principles.

         (h) Amendment to the Plan. The Board shall have the right to amend, suspend or terminate the Plan at any time without the approval of Shareholders of the Company, to the extent such approval is not required pursuant to the Exchange Act or the Code.

         (i) No Right to Continued Employment. No person shall have any claim or right to be granted an Award under the Plan and the grant of an Award under the Plan shall not be construed as giving the right to be retained in the employ of the Company. Further, the Company expressly reserves the right, at any time, to dismiss a Grantee with or without cause, free from liability or any claim under the Plan, except as provided herein, or in an option agreement or an employment agreement.


Date Approved by the Board: February 26, 1998
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Date Approved by the Shareholders: May 12, 1998
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